UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): April 24, 2013
Mission Broadcasting, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	333-62916-02 (Commission File Number)	51-0388022 (IRS Employer Identification No.)
30400 Detroit Road, Suite 304 Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
(440) 526-2227 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 24, 2013, Mission Broadcasting, Inc. (the “Company” or “Mission”) and Nexstar Broadcasting Group, Inc.’s subsidiary, Nexstar Broadcasting, Inc. (“Nexstar”), entered into a stock purchase agreement (“Stock Purchase Agreement”) to acquire the stock of privately-held Communications Corporation of America, a Delaware corporation (“CCA”) and White Knight Broadcasting (“White Knight” and together with CCA, “Sellers”) for a total consideration of $270.0 million, subject to adjustments for working capital acquired. The Sellers are the owners of nineteen television stations in ten markets. Pursuant to the Stock Purchase Agreement, the Company has agreed to purchase all the equity interest of White Knight. In addition, Nexstar has agreed to purchase all the outstanding capital stock of CCA. The Company will acquire seven television stations and Nexstar will acquire ten televisions. Nexstar will also enter into local service agreements with Mission and Rock Creek Communications, Inc., an independent third party, who will acquire two television stations. The transactions are expected to close early in the fourth quarter of 2013, subject to closing conditions, including without limitation, approval of the Federal Communications Commission (“FCC”) and expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or other applicable anti-trust laws. There can be no assurance when the closing conditions will be satisfied, if at all. A deposit of $27.0 million was made by Nexstar upon signing the Stock Purchase Agreement, which was funded by a combination of borrowings under Nexstar’s revolving credit facility and cash on hand. The Company and Nexstar expects to finance the remaining purchase price through cash generated from operations prior to closing, borrowings under the existing credit facilities and future credit market transactions. The Stock Purchase Agreement includes other customary provisions, including representations and warranties, covenants and indemnification provisions.

The foregoing summary description does not purport to be a complete statement of the terms and conditions under the Stock Purchase Agreement and the transactions contemplated thereby, and such summary description is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as an exhibit to this Form 8-K and the terms of which are incorporated herein by reference.

Forward-Looking Statements

Statements in this current report on Form 8-K which are not purely historical facts such as statements about anticipations, beliefs, expectations, hopes, intentions or strategies in the future, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. For more details on factors that could affect these expectations, please see Nexstar’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Stock Purchase Agreement by and among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., Communications Corporation of America and White Knight Broadcasting dated April 24, 2013. (Incorporated by Reference to Exhibit 2.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 30, 2013) *

*           Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Nexstar Broadcasting Group, Inc. agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.

	By:	/s/ Dennis Thatcher
	Name:	Dennis Thatcher
Date: April 30, 2013	Title:	President and Treasurer

EXHIBIT INDEX
Exhibit No.	Description
2.1
Stock Purchase Agreement by and among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., Communications Corporation of America and White Knight Broadcasting dated April 24, 2013. (Incorporated by Reference to Exhibit 2.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 30, 2013) *

*           Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Nexstar Broadcasting Group, Inc. agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.